Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-227112 on Form S-1 of our report dated June 22, 2018 (September 14, 2018 as to the effects of the reverse unit split described in Note 15) relating to the financial statements of Arvinas Holding Company, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

September 14, 2018